As filed with the Securities and Exchange Commission on June 4, 2003

Registration No. 333-101133

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2 - FOURTH AMENDMENT

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HIGHLAND CLAN CREATIONS CORP.
(Exact name of registrant as specified in its Charter)

NEVADA	5810	98 - 0379351
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
HIGHLAND CLAN CREATIONS CORP. Suite #219 10654 Whyte Avenue Edmonton, Alberta, Canada T6E 2A7 (780) 288-0742 (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Lawrence LLP 4745 Caughlin Parkway, Ste. 200 Reno, Nevada 89509 (775) 824-0300 (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. []

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	1,900,000 shares	$0.15	$285,000	$71.25

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

HIGHLAND CLAN CREATIONS CORP.
Shares of Common Stock
533,333 Minimum - 1,900,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 1,900,000 shares of common stock, with 533,333 shares minimum, and 1,900,000 shares maximum. The offering price is $0.15 per share. All proceeds received will be placed in an escrow account until we have raised the minimum of $80,000. If we do not raise at least $80,000 in the offering, all funds will be promptly returned to the subscribers. If we raise at least $80,000 these funds will be released to us from the escrow account. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We are a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and our plan of operations is to establish up to two juice-smoothie stores. We do not consider ourselves a blank-check company and we have no intention of ever entering into a business combination.

Brett McMullin our sole officer and director, will be the only person offering or selling our shares.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 2.

	Price Per Share	Maximum Aggregate Offering Price	Maximum Proceeds to Us	Minimum Aggregate Offering Price	Minimum Proceeds to Us
Common Stock	$0.15	$285,000	$249,500	$80,000	$44,500

The minimum number of shares that must be sold in this offering is 533,333 shares, for a total of $80,000. If we do not raise at least $80,000 by selling 533,333 shares we will return all funds to subscribers. All money will be held in trust until we raise at least $80,000 after which funds will be released to us immediately. After deducting the expenses of the offering of $35,500 we will receive maximum proceeds of $249,500 and a minimum of $45,500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is ______________________.

PROSPECTUS SUMMARY

CORPORATE BACKGROUND

We were incorporated on April 1, 2002 under the laws of the State of Nevada and have never commenced operations, nor have we generated any revenue and are still a development stage corporation. We have no current business. We are a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and a deficit of $2,024 since our inception. Our plan of operations is to establish up to two juice-smoothie stores. There can be no assurance that our common stock will ever develop a market. Our principal executive offices are located at Suite 219 10654 Whyte Avenue, Edmonton, Alberta, and our telephone number is (780) 288-0742.

THE OFFERING
Common stock offered	Minimum of 533,333 up to a maximum of 1,900,000 shares
Common stock outstanding after the offering	Minimum of 2,483,333 and maximum of 3,850,000 shares
Use of Proceeds	Working capital, construction of restaurants and advertising
Symbol	None
Risk Factors	The shares of common stock offered involve a high degree of risk and immediate substantial dilution See "Risk Factors" and "Dilution"
Term of offering	90 days from the effectiveness of this Prospectus unless extended by us for an additional 90 days

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period from inception to August 31, 2002 and the consolidated balance sheet dated August 31, 2002 come from our audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to August 31, 2002 come from our audited financial statements for those years, which are included in this Prospectus. The statement of operations data for the period ended November 30, 2002 and the consolidated balance sheet dated November 30, 2002 come from our unaudited Financial Statements for the period ended November 30, 2002 included elsewhere in this Prospectus. These statements include all adjustments that we consider necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the periods ended August 31, 2002 and November 30, 2002 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
	November 30, 2002 (unaudited)	August 31, 2002
Assets:	$0	$1,976
Liabilities - Accrued Expenses	$45	$2,000
Total current liabilities	$2,045	$2,000
Stockholder Equity: common stock, Par value $.001 Authorized 25,000,000 shares Issued 1,950,000 shares at December 31, 2002	1,950	1,950
Additional Paid-In Capital	50	50
Accumulated Deficit	(4,045)	(2,024)
Total Stockholder Equity	(2,045)	(24)
Total Liabilities and Stockholder Equity	$0	$1,976

STATEMENT OF OPERATIONS DATA:
	Three Months Ended November 30, 2002 (unaudited)	Period April 1, 2002 (inception) through August 31, 2002
Revenues:	$0	$0
General and administrative Expenses	$2,021	$2,024
Net Loss	$(2,021)	$(2,024)
Loss per share	$(0.00)	$(0.00)

RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the Prospectus.

  We have no experience in the fast juice bar business. This may affect our ability to operate successfully.

  Our management has never established or managed a fast food restaurant or chain of fast food restaurants before, and has no experience.

  There is no established market for our stock and investors may not be able to sell their shares in the future.

  If we are unsuccessful in developing a market for our stock, then it will be difficult for investors to establish a value for their stock and to eventually sell their shares and recover their investment.

  The juice bar industry is highly competitive.

  The juice bar industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors. Certain factors, such as substantial price discounting, increased food, labor and benefits costs and the availability of experienced management and hourly employees may adversely affect the fast food restaurant industry in general and us in particular. We will compete with a large number of national and regional juice bar and smoothie chains, most of which are franchises. Most of the potential competitors which own juice bar chains have financial resources superior to ours, so there can be no assurance that our projected income will not be affected by our competition.

  Our business will be subject to government regulation.

Each of our proposed restaurants will be subject to regulation by federal agencies and to licensing and regulation by provincial and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new restaurants.

USE OF PROCEEDS

The maximumgross proceeds of this offering will be $285,000 if all the shares are sold. After deduction of estimated offering expenses of $35,000, the maximum proceeds of the offering will be $249,500 if all the shares are sold. The minimum gross proceeds of this offering will be $80,000. If we do not raise at least $80,000 all funds will be returned promptly to shareholders. The following table shows our use of proceeds if 28% (the minimum), 50%, 75%, and/or 100% (the maximum) of the shares are sold.

Further, there can be no assurance that any shares will be sold in this offering.

	28%	50%	75%	100%
Offering expenses	35,500	35,500	35,500	35,500
Construction of prototype restaurant (or kiosk) and equipment	29,500	75,000	100,000	100,000
Advertising	10,000	20,000	25,000	50,000
Working capital	5,000	12,000	53,250	99,500
Totals	80,000	142,500	213,750	285,000

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures.

We need to raise a minimum of $80,000 in this offering. This will satisfy our cash requirements for the next twelve months based on a scaled down version of our business plan, as described under the "Business" section. In addition, the first $35,500 raised from this offering will be devoted towards the expenses of this offering.

  If we do not raise at least $80,000 in this offering, all funds will be returned to subscribers.

If 28% of the shares in this offering are sold (being a minimum of $80,000) we will proceed as follows:

  the offering expenses will be paid.

  we will secure an stand alone kiosk or 300 foot restaurant in a food court.. See "Construction of Kiosk or Small Food Court Restaurant" below.

  we will commence a scaled back advertising program focusing on print ads and student events at the University of Alberta.

  we will have limited working capital.

  we anticipate commencing operations approximately 45 to 60 days after completion of the offering.

If 50% of the offering is sold we will proceed as follows:

  the offering expenses will be paid.

  we will secure an appropriate leasehold location and commence leasehold improvements and installation of equipment. See "Construction of Restaurant" below. we will invest approximately $25,000 in short term investments as a fund for a possible second juice-smoothie store.

  we will commence our advertising program focusing on print ads and student events at the University of Alberta as well as limited radio ads.

  we anticipate commencing operations 45 to 60 days completion of the offering.

If 75% of the offering is sold we will proceed as follows:

  The offering expenses will be paid.

  we will secure an appropriate leasehold location and commence leasehold improvements and installation of equipment. See "Construction of Restaurant" below. We will invest the surplus $50,000 in short term investments pending construction of a second juice-smoothie store.

  we will commence our advertising program focusing on print ads, student events at the University of Alberta, limited radio spots and sponsorship of the "Highland Games". See "Planned Advertising and Promotion".

  we anticipate commencing operations 30 to 45 days after completion of the offering.

If 100% of the offering is sold we will proceed as follows:

  the offering expenses will be paid.

  we will secure an appropriate leasehold location and commence leasehold improvements and installation of equipment. See "Construction of Restaurant" below. We will invest the surplus $50,000 in short term investments pending construction of a second juice-smoothie store.

  we will commence our advertising program focusing on print ads, student events at the University of Alberta, limited radio spots and sponsorship of the "Highland Games". See "Planned Advertising and Promotion".

  we anticipate commencing operations 30 to 45 days after completion of the offering.

If we do not raise at least $80,000 from this offering we will return all funds to shareholders. If we raise only the minimum in this offering we will proceed with a smaller scale prototype store or stand alone kiosk within a shopping mall, as described under "Construction of Food Court Kiosk ". If we do not raise the minimum in this offering we will abandon this project, and in such instance we will terminate our reporting obligations under federal securities laws. Investors will be kept informed of our company activities by way of annual and special shareholders' meetings, press releases and Form 8-K material change reports.

If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses. None of the proceeds are allocated to officer's salaries, or payments to any directors or affiliates.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term Canadian government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

Construction of Restaurant.

Our principal expense shall be the construction of a prototype restaurant. We intend to lease an appropriate location for the restaurant. The construction will consist of making appropriate leasehold improvements in order to transform the location into a juice-smoothie store in keeping with the Highland theme. The proceeds of the offering allotted for under the category "Construction of prototype restaurant" includes the following:

  Initial lease payment and deposit (approximately $4,000 to $7,000).

  Site renovations including plastering, countering, painting, drywall, etc (approximately $20,000 to $30,000).

  Initial equipment lease payments (approximately $3,000 to $5,000).

  Signage, including interior and exterior signs with our name and logo(approximately $3,000 to $5,000).

  Highland theme fixtures. This will include a "caber" used in the "caber toss" at traditional Scottish highland games engraved with Highland Smoothies lettering. The caber will be a finished log approximately 15 to 20 feet in length and about 9 inches thick and likely from a cedar tree. The caber toss or "tossing the caber" is the most recognizable trademark of Scottish highland games and will be a unique part of our signage at each of our juice smoothie locations (approximately $1,000 to $3,000).

  The above cost estimations vary depending on the size of the prototype restaurant location. We anticipate a location in the range of 600 to 1,000 square feet.

  The proceeds allocated to the construction of a prototype restaurant begin at $35,000 and increase to $75,000 to $100,000. See "Use of Proceeds". We anticipate the cost of constructing the 'optimal' prototype restaurant to be approximately $50,000. An optimal location would be approximately 900 to 1,000 square feet in size located on or near a major thoroughfare and would include signage and Highland theme fixtures. If only 25% of the offering is sold we will allocate approximately $35,000 to the construction of a prototype restaurant. This location will be smaller in size and will include minimal fixtures and signage. If 50% of the offering is sold we will construct our prototype restaurant for approximately $50,000 and allocate approximately $25,000 to a fund for the construction of a possible second location. Likewise, if 75% of the offering or greater is sold we will construct our prototype restaurant for approximately $50,000 and allocate approximately $50,000 to a fund for the construction of a possible second location.

  Construction of Food Court Kiosk

  If we raise only the minimum in this offering, or an amount insufficient to cover our expenses in completing the construction of a full restaurant, as described above under "Construction of Restaurant", we intend to proceed with a scaled back version of our business plan. Our principal expense in this business model shall be the construction of a prototype kiosk or small food court restaurant. We intend to lease an appropriate space for the kiosk/small restaurant. The proceeds of the offering allotted for under the category "Construction of prototype restaurant (or food court kiosk)" includes the following:

  Initial lease payment and deposit (approximately $2,000).

  Minimal site renovations or building of kiosk including plastering, countering, painting, drywall, etc (approximately $5,000 - $10,000).

  Initial equipment lease payments (approximately $1,500 to $2,500).

  Minimal signage, including interior and exterior signs with our name and logo (approximately $1,000).

  Minimal Highland theme fixtures.

The above cost estimations vary depending on the size of the prototype kiosk location. We anticipate a location in the range of 200 to 300 square feet.

If we raise a minimum of $80,000 in this offering (being a total of 28% of the shares sold in the offering) the proceeds allocated to the construction of a prototype food court kiosk will be $29,500. This amount is sufficient for an optimal prototype food court kiosk. If we raise more than the minimum of $80,000 in this offering we will still proceed with the scaled back version of our business plan, described in this section, unless at least 50% of the offering is sold. If 50% of the offering is sold we will construct our full scale prototype restaurant, as described under "Construction of Restaurant" above and allocate approximately $25,000 to a fund for the construction of a possible second location. Likewise, if 75% of the offering or greater is sold we will construct our prototype restaurant for approximately $50,000 and allocate approximately $50,000 to a fund for the construction of a possible second location.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF SECURITIES

Our common stock is not listed or quoted at the present time, and there is no present public market for our common stock. There can be no assurance that a public market for our common stock will ever develop.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $285,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

Our lack of an operating history

The proceeds to be raised by the offering

The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and

Our relative cash requirements.

DILUTION

As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,900,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.07 per share. This represents an immediate increase in the net tangible book value of $0.07 per share to current shareholders, and immediate dilution of $0.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.15
Net tangible book value per share before offering	$0
Increase per share attributable to new investors	$0.07
Net tangible book value per share after offering	$0.07
Dilution per share to new investors	$0.08
Percentage dilution	53%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 1,900,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholder and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	1,950,000	$ 1,950	50.6%	.7%	$0.001
New Investors	1,900,000	$ 285,000	49.4%	99.3%	$0.15

The following table shows the estimated dilution if only 10% of gross proceeds of this offering are received. As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 190,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.01 per share. This represents an immediate increase in the net tangible book value of $0.01 per share to current shareholders, and immediate dilution of $0.14 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$ 0.15
Net tangible book value per share before offering	$ 0.00
Increase per share attributable to new investors	$ 0.01
Net tangible book value per share after offering	$ 0.01
Dilution per share to new investors	$ 0.14
Percentage dilution	93%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 190,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholder and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	1,950,000	$ 1,950	91.12%	6.4%	$ 0.001
New Investors	190,000	$ 28,500	8.88%	93.6%	$ 0.15

The following table shows the estimated dilution if only 25% of gross proceeds of this offering are received. As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 475,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.03 per share. This represents an immediate increase in the net tangible book value of $0.03 per share to current shareholders, and immediate dilution of $0.12 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$ 0.15
Net tangible book value per share before offering	$ 0.00
Increase per share attributable to new investors	$ 0.03
Net tangible book value per share after offering	$ 0.03
Dilution per share to new investors	$ 0.12
Percentage dilution	80%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 475,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholder and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	1,950,000	$ 1,950	80.41%	2.7%	$ .001
New Investors	475,000	$ 71,250	19.59%	97.3%	$ 0.15

The following table shows the estimated dilution if only 50% of gross proceeds of this offering are received. As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 950,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.05 per share. This represents an immediate increase in the net tangible book value of $0.05 per share to current shareholders, and immediate dilution of $0.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$ 0.15
Net tangible book value per share before offering	$ 0.00
Increase per share attributable to new investors	$ 0.05
Net tangible book value per share after offering	$ 0.05
Dilution per share to new investors	$ 0.10
Percentage dilution	66%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 950,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholder and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	1,950,000	$ 1,950	67.24%	1.3%	$ .001
New Investors	950,000	$ 142,500	32.76%	98.7%	$ 0.15

The following table shows the estimated dilution if only 75% of gross proceeds of this offering are received. As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,425,000 shares at an offering price of $0.15 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.06 per share. This represents an immediate increase in the net tangible book value of $0.06 per share to current shareholders, and immediate dilution of $0.09 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$ 0.15
Net tangible book value per share before offering	$ 0.00
Increase per share attributable to new investors	$ 0.06
Net tangible book value per share after offering	$ 0.06
Dilution per share to new investors	$ 0.9
Percentage dilution	60%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 1,425,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholder and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	1,950,000	$ 1,950	57.77%	0.9%	$ .001
New Investors	1,425,000	$ 213,750	42.23%	99.1%	$ 0.15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

We were incorporated on April 1, 2002 under the laws of the State of Nevada and have never commenced operations, nor have we generated any revenue and are still a development stage corporation. We have no current business. We are a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and a deficit of $4,045 since our inception. Our plan of operations is to establish up to two juice-smoothie stores in Edmonton, Alberta. There can be no assurance that our common stock will ever develop a market. Our principal executive offices are located at Suite 219 10654 Whyte Avenue, Edmonton, Alberta, and our telephone number is (780) 288-0742.

PLAN OF OPERATIONS-IN GENERAL

We presently have no cash with which to satisfy any future cash requirements. The minimum amount being raised in this offering is $80,000. We will need a minimum of $80,000 from this offering after the deduction of offering expenses of $35,500 to satisfy the cash requirements for the next 12 months of our scaled back version of our business plan model (building a food court kiosk, as opposed to a full scale restaurant). With this minimum capital, we intend to establish our first prototype food court kiosk, using the Highland theme. The extent we will proceed with our proposed plan of operations will depend entirely on the amount raised in the offering. If we raise more than $80,000 but less than $142,500 we will proceed with the establishment of a food court kiosk. If we raise more than $142,500 we will proceed with the establishment of our first protype fast food restaurant. For greater detail on our plan of operations in relation to the dollar amount raised in the offering, please see the detailed breakdown under the heading "Use of Proceeds." Our plan of operations is as follows:

  Lease Location: Our first task will be the search for a viable location for our prototype store (or kiosk). This process is underway. We are taking into account factors such as the location of primary and secondary competitors relative to a proposed location as well as other factors such as pedestrian traffic. We are looking at locations on the popular Whyte Avenue district near to the University of Alberta, as well as commercial space in the downtown business district of Edmonton. We are also looking at space in West Edmonton Mall, in the event that we raise only the minimum amount in this offering and proceed with our plan to build a prototype food court kiosk. The square foot cost for these locations varies from $8 to $22 per square foot. We anticipate a location in the range of 600 to 1,000 square feet for the full size restaurant, or 200 to 300 square feet for the food court kiosk. A two month deposit would also be required upon execution of a lease. We anticipate securing a location and payment of the deposit within 30 days of closing of the offering. We will consider remodelling an existing restaurant to minimize costs.

  Equipment: Simultaneously with the search for a location we will search for necessary equipment. We will require a juice dispensing system. We intend to purchase or lease a juice dispensing system from a juice supplier for a flat rate on a per month basis. The anticipated cost for this is $400 per month. This fee includes maintenance of the equipment such as flushing the lines and calibration of the juice dispensing system. In addition, we will purchase individual blenders, cups and necessary equipment to make smoothie drinks. We anticipate securing the necessary equipment within the first 30 days after the closing of the offering.

  Construction/Refurbishment of Site: Once a location has been secured we will commence the construction of our store. We propose a "Celtic theme" with pictures of the various Highland games competitions and refreshing pictures of the rugged Scottish landscape. We anticipate the total cost of renovations to be approximately $35,000 to $50,000 in the case of a full size restaurant and $5,000 to $10,000 in the case of the food court kiosk. This amount will be less if we can secure an existing restaurant site or kiosk site. We anticipate completing the renovations within 60 days of completion of the offering.

  Supplies: During the construction phase we will begin securing contracts with wholesale providers of fresh produce. We will also purchase bulk supplements and additives. We will secure delivery of the products prior to the completion of the restaurant, however delivery will not be completed until our operation is open. We will also grow our own Wheatgrass.

  Employees: We intend to hire at least five minimum wage employees in the case of our full size restaurant or, alternatively, at least two minimum wage employees if we proceed with our food court kiosk. We are currently requesting resumes at our website. Once construction has commenced we will formally hire the employees.

Once operations commence, we anticipate weekly labor costs for a full size restaurant of approximately $500, based on two individuals working 40 hours per week earning the minimum wage in the province of Alberta which is $5.90 (Canadian funds). We anticipate the weekly labor costs for the food court kiosk of $250.

In addition, Ms. McMullin will be paid a salary of up to $2,000 per month, depending upon availability of funds, once operations commence. Initially, the managerial duties will be done by Ms. McMullin, our sole director and officer. As revenue is generated we will consider hiring a part time manager.

  Training: During the construction phase we will provide our employees with appropriate training. We will emphasize customer service skills in addition to hands on technical skills of making smoothies. We anticipate approximately 15 paid hours per employee for training time for a total cost of approximately $100 per employee.

  Marketing: During the construction phase we will commence limited advertising and marketing initiatives. The dollar amount allocated will depend on the size of our offering. We will also rely on word of mouth, especially among the University of Alberta crowd. We will distribute small coupons with our website address. Further coupons will be available for download from our site. This advertising will continue after the opening of the prototype location.

  Operations: Once the aforementioned steps are completed we anticipate commencing operations. If we raise a minimum of $80,000 we anticipate this to occur approximately 60 days after the close of the offering.

If we do not raise at least $80,000 all funds will be promptly returned to subscribers.

We anticipate that the cost of development of a prototype juicebar will be up to $50,000 in the case of a full size restaurant, and intend to develop at least two prototype stores, at an expected cost of $100,000. In the event that we proceed with a scaled back version of our business plan, establishing a prototype food court kiosk, we anticipate the cost of the development will be $29,500. We do not expect any additional research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase of plant or any significant equipment, except for the initial purchase of juicers, refrigerators and blenders for the prototype stores, and we do anticipate hiring at least 5 minimum wage employees and two full-time managers to run the prototype full size stores. If we proceed with the establishment of a food court kiosk instead of a full size restaurant, we anticipate hiring at least 2 employees, one of whom will be a full-time manager. We have generated no revenue since our inception.

If we raise 50% or greater of our proposed offering, we will proceed with the development of a full size restaurant and we may also set aside funds for the development of a second prototype store if we have available funds. The decision to commence the construction of a second prototype location will not take place until our first location is generating revenue. We will follow the same plan of operations for the second location as used for the fist store subject to any improvements or modifications incorporated from the process of creating the first location.

We are still considered to be a development stage company, with no significant revenue, and are dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

BUSINESS

In General

We have no current operations at the present time. Our business plan is to establish up to two juice stores, (or, if we raise less money, up to two food court kiosks) featuring the popular "smoothie" or blended fruit drinks, with an emphasis on good health and fast service. We initially plan to locate the juice stores (or kiosks) in Edmonton, Alberta. If the Edmonton stores are successful, we hope to locate stores in the cities of Vancouver, Toronto and Calgary. The proceeds of this offering will only be used for the Edmonton stores. The stores will be located in areas of the city which have high street pedestrian traffic, as opposed to malls and shopping centres. The size of each full size store will be approximately 600 to 1,000 square feet, and will have a counter, seating area, small kitchen area with cash register, juicer, refrigerator/freezer, and blenders. The size of each kiosk in the scaled back version of our business plan (in the event that we raise only the minimum of $80,000 in this offering) will be approximately 200 to 300 square feet. We intend to compete against other juice store chains by establishing name recognition and providing better than average customer service. We have no proprietary formulas for our juice drinks. They will consist of a combination of fresh fruit, juices, non fat yogurt, and sherbets, and there are no secret recipes. The core of our business will be our smoothies, but we will also sell health snacks, such as high protein health food bars. Our plan of operations includes the intention to offer quality products with high perceived value; fast and friendly customer service; to develop a strong brand image and to target an attractive demographic segment of adults, ages 20 through 50. All of these operations are planned operations at the present time, as we have no actual business, other than the formation of our business plan and this offering.

Upon completion of the offering, we anticipate generating revenue within 60 to 90 days.

Juice Store Operations.

All of the planned operations described in this Prospectus depend on our raising a sufficient amount of capital to dedicate financial resources to each element of our business plan. This offering has a minimum of $80,000. If we do not raise at least $80,000 all funds will be returned to subscribers promptly and we may cease operations. There can be no assurance that any capital at all will be raised from this offering, but if significant capital is raised, resources will be devoted to ensure that each of our restaurants which we plan to develop will offer the highest quality food and service. Emphasis will be placed on delivering quality ingredients to each restaurant, that restaurant food production systems will be continuously developed and improved, and all employees will be dedicated to delivering consistently high quality food and service. We will standardize the specifications for the preparation and service of our food, the conduct and appearance of our employees, and the maintenance and repair of our premises. Each Highland restaurant will be operated by a company-employed manager who normally will receive a minimum of three weeks of management training, which will include "classroom" training.

The restaurant manager will be responsible for the operation of the restaurants, including product quality, food handling safety, cleanliness, service, inventory, cash control and the conduct and appearance of employees. We will establish a performance bonus system to award managers at all levels with bonus compensation based on profit achievement. We will employ a point of sale computerized reporting and cash register system for our restaurants, which provides points of sale transaction data and accumulates marketing information. Sales data will be collected and analyzed by management.

Planned Advertising and Promotion.

As part of our plan of operations, which is dependent upon the raising of sufficient capital, we plan to engage in a marketing program, both before and after the opening of each restaurant location, and on an ongoing basis, to build the brand name, "Highland." We will emphasize local, low cost advertising on cable television and radio in the Edmonton area. This will be combined with a direct mail campaign in the area.

Expenditures

The funds allocated to each expense will depend on the amount of funds raised in the offering. This offering has a minimum of $80,000. If we do not raise at least $80,000 all funds will be returned promptly to shareholders. See "Use of Proceeds".

Properties.

We do not lease or own any real property. Our office space is an office sharing arrangement being provided as an accommodation to us by a business associate of Ms. McMullin where we can receive mail and perform other minimal corporate functions. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. The terms of the office sharing arrangement are such that we are permitted to use the office space for minimal corporate functions free of charge, however, once we commence operations it will be necessary for us to seek our own appropriate individual office space. Management believes suitable office space will be available when it is needed. Suitable office space will include 300 to 600 square feet of space with necessary telephone and Internet hook-ups. We may also consider building a small office in the store location. We have a website at the address www.highlandsmoothies.com. We own the Internet domain names www.highlandsmoothies.biz and www.highlandsmoothies.com.

Employees.

As of December 31, 2002, we have no employees. Brett McMullin, our President, Secretary, Treasurer and Director devotes approximately 20 hours per week to company activities. We have no written employment contracts.

Competition.

The juice bar industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors. Certain factors, such as substantial price discounting, increased food, labor and benefits costs and the availability of experienced management and hourly employees may adversely affect the fast food restaurant industry in general and us in particular. We will compete with a large number of national and regional juice bar and smoothie chains, most of which are franchises. Most of the potential competitors which own juice bar chains have financial resources superior to ours, so there can be no assurance that our projected income will not be affected by our competition. We expect this competition to increase. Companies such as Jugo Juice Company are expected to be competitors of Highland.

Government Regulation.

Each Highland restaurant will be subject to regulation by federal agencies and to licensing and regulation by provincial and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new restaurants. The estimated time frames below are based on our discussion with the applicable department of the City of Edmonton and may in actual fact take longer than estimated. For example, we will apply for permits for leasehold improvements for each Highland store, which usually take approximately 30 days. In addition, we will apply for a permit with the local health department, a process which usually takes from 10-14 days. The steps to obtain licensing for each store are as follows: First, we must lease the store location, then apply for a business license. This will be done within one week after the lease is signed. We expect to be granted the business license immediately upon application and payment of the license fee. We will next apply for permits for our leasehold improvements, which should take approximately one month to be approved, after which time we will construct the improvements, which construction should take approximately two months. Then we will apply for a health permit. This requires an inspection of our facilities, which we estimate will take approximately 14 days.

We will also be subject to the employment standards act of the province of Alberta and various other provincial laws governing such matters as minimum wages, overtime and other working conditions. The majority of our employees will be paid at rates related to the provincial minimum wage and increases in the minimum wage will increase our labor costs.

We will be subject to certain guidelines, codes and regulations which require restaurants to provide full and equal access to persons with physical disabilities as required by the Alberta Blind Person Act and the Alberta Human Rights, Citizenship and Multiculturalism Act. We will also be subject to various evolving federal, provincial and local environmental laws governing, among other things emissions to the air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous and no-hazardous substances and wastes.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Our expectation of results and other forward-looking statements contained in this Prospectus involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE PRODUCTS

We intend to offer fresh juice and blended "smoothie" fruit drinks, as well as health conscious snacks. We will offer six vitamin supplements, one of which will be offered free with each smoothie. These vitamin supplements may include the following:

  Total: 100% of the daily recommended allowance of 20 vitamins and minerals

  Energy: With ginseng and gingko biloba

  Protein: With soy protein

  Defense: With echinacea, vitamin C and antioxidants

  Fiber: A blend of oat bran, rice bran and wheat bran for digestive tract health

  Iron: With calcium, iron, folic acid and B vitamins

  Fat burner: Cromium Picolinate

Fresh Juices

We intend to offer fresh squeezed orange juice, lemonade, carrot juice, and a special detoxification complex of beet, carrot, celery, and cucumber juice.

Smoothies

We will offer combinations of freshly blended strawberries, bananas, blueberries, peaches, raspberries, mangoes, and oranges, blended with orange, peach, apple, and/or cranberry juice, in different combinations, or made to order by the customer.

Concentrates

We may also acquire juice concentrates from a company such as Juice Bar Solutions of Novato, California. The juice concentrate would be used in combination with our fresh juice products.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

Executive Officers, Key Employees and Directors

The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Our current executive officers, key employees and directors are:

Name	Age	Position

Brett McMullin	25	President, Secretary, Treasurer and Director

Brett McMullin is our the current President, Secretary, Treasurer and Director and has been since our inception.

Since October 2001, Ms. McMullin has been a freelance business assistant and administrator. Her duties have included making travel arrangements, appointment scheduling, couriers/mail, expense reports, office supplies, filing, preparing corporate documents, word processing and general office duties.

From March 2000 to October 2001, Ms. McMullin was an administrative assistant at Mackenzie Financial Corporation (Marketing Office), where her duties included reception, couriers/mail, co-op marketing processing, expense reports, marketing packet mail outs, office supplies/suppliers, inventory, office invoice processing, preparing reports, GM Place Stadium executive suite administrator responsible for event tickets and catering.

From 1999 to March 2000, Ms. McMullin was an administrative assistant for Sol Massage Therapy/ Gold's Health & Fitness, where she was responsible for reception, client scheduling, couriers/mail, pro shop sales and merchandising, processing of membership contracts and fees, nsf collections, data entry, word processing, customer service and general office duties.

From 1996 to 1999, Ms. McMullin was a sales associate for The Aldo Group, where she was responsible for sales, merchandising, customer service, cashier, inventory control, shipping and receiving.

From 1994 to 1996, Ms. McMullin was a receptionist for Legacy Bodysentials Manufacturing, where she handled reception, data entry, order filling, shipping and receiving

Ms. McMullin is currently completing a Bachelor of Arts degree by correspondence from Simon Fraser University, in Burnaby, British Columbia.

EXECUTIVE COMPENSATION

We have made no provisions for cash compensation to our officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. Ms. McMullin will not receive compensation accrued for the period prior to the time we commence operations and no executive compensation will begin until we have revenues. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

PRINCIPAL STOCKHOLDER

The following table presents certain information regarding beneficial ownership of our common stock as of December 31, 2002, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Before Offering	Percent After Offering
Brett McMullin 850 Erin Place Edmonton, AB T5T 1M6	1,950,000	100%	51%

Table is based on current outstanding shares of 1,950,000.

CERTAIN TRANSACTIONS

In connection with our incorporation on April 1, 2002, Brett McMullin was issued 1,950,000 shares of restricted common stock valued at $0.001 per share, for consideration of $1,950 pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Brett McMullin may be deemed to be our promoter. No other persons are known to Management that would be deemed to be promoters.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.00001 per share. The following are the all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our legal counsel advises in an opinion attached to this prospectus as an exhibit that all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 51% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this Prospectus.

Shares Eligible for Future Sale

Upon completion of this offering, we will have 3,850,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with us), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who maybe deemed our affiliates, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not our affiliates without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for our shares of common stock.

PLAN OF DISTRIBUTION

The shares shall be offered on a self underwritten basis in the State of New York and to qualified investors outside the U.S.

The offering is self underwritten. We will offer the shares directly to investors through our officer Brett McMullin, who will offer the shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in us. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

Ms. McMullin will receive no commission from the sale of any shares. Ms. McMullin will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

  The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

  The person is not at the time of their participation, an associated person of a broker-dealer; and

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. McMullin is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Ms. McMullin is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Ms. McMullin has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Funds from this offering will be placed in the IOLTA Trust Account of our attorney, Garrett Sutton, Attorney at Law, 699B Sierra Rose Drive, Reno, Nevada 895111. His telephone number is (775) 824-0300. Mr. Sutton will hold the funds in his trust account until he receives $85,000 or 180 days has passed from the effective date of this registration statement. Upon receipt of $80,000, the funds will be delivered to us, less fees owed to Mr. Sutton for attorney's fees. It we do not raise the $80,000 within 180 days, all of the money received by Mr. Sutton will be promptly returned to the subscribers, without deduction of any kind and without interest thereon. Mr. Sutton will be paid a fee of approximately $1,000 to act as escrow agent. This is in addition to his fees in respect of this registration statement.

The offering of the shares shall terminate 90 days after the effectiveness of this Prospectus unless extended for an additional 90 days by our board of directors.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

All checks for subscriptions must be made payable to "GARRETT SUTTON, ATTORNEY AT LAW, IOLTA TRUST ACCOUNT."

LEGAL MATTERS

The validity of the common stock offered will be passed upon for us by Sutton Lawrence LLP, of Reno, Nevada.

EXPERTS

Our Financial Statements for the period from inception to August 31, 2002 included in this Prospectus and elsewhere in the Registration Statement have been audited by Malone & Bailey PLLC, Independent Certified Public Accountants, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

Additional Information

We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended with respect to the securities. This Prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this Prospectus about any contract, agreement or other document are not necessarily complete.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to August 31, 2002 and unaudited financial statements dated November 30, 2002 immediately follow:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

  Highland Clan Creations Corp.
  (A Development Stage Company)
  Vancouver BC, Canada

We have audited the accompanying balance sheet of Highland Clan Creations Corp. as of August 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from April 1, 2002 (Inception) through August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highland Clan Creations Corp. as of August 31, 2002, and the results of its operations and its cash flows for the period from April 1, 2002 (Inception) through August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

September 7, 2002

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
August 31, 2002

2002
ASSETS

Current assets
Cash	$ 1,976

Total current assets	$ 1,976

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$ 2,000
Total current liabilities	2,000

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 100,000,000 shares authorized, 1,950,000 shares issued and outstanding	1,950
Additional paid in capital	50
Deficit accumulated during the development stage	(2,024)
Total Stockholders' Equity (Deficit)	(24)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,976

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period From April 1, 2002 (Inception) through August 31, 2002

2002

General and administrative	$ 2,024

Net loss	$ (2,024)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average shares outstanding:
Basic and diluted	1,950,000

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from April 1, 2002 (Inception) through August 31, 2002

	Common stock		Additional paid in capital	Deficit accumulated during the development stage	Total
Shares		Amount
Issuance of common stock for cash	1,950,000	$1,950	$ 50	$ -	$ 2,000
Net loss	-	-	-	(2,024)	(2,024)
Balance, August 31, 2002	1,950,000	$ 1,950	$ 50	$ (2,024)	$ (24)

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Period from April 1, 2002 (Inception) through August 31, 2002

2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,024)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in current assets and liabilities:
Accrued expenses	2,000
NET CASH USED IN OPERATING ACTIVITIES	(24)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	2,000

NET INCREASE (DECREASE) IN CASH	1,976

Cash, beg. of period	-

Cash, end of period	$ 1,976

See accompanying summary of accounting policies and notes to financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Highland Clan Creations Corp. ("Highland") was incorporated in Nevada on April 1, 2002, to establish a chain of juice-smoothie stores.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Accrued expenses consist of unbilled professional expenses.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Highland does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - INCOME TAXES

Highland has not yet realized income as of the date of this report, no provision for income taxes has been made. At August 31, 2002 a deferred tax asset has not been recorded due to Highland's lack of operations to provide income to use the net operating loss carryover of $2,000 that expires in years 2022.

NOTE 3 - COMMON STOCK

At inception, Highland issued 1,950,000 shares of stock to its founding shareholders for cash.

NOTE 4 - RELATED PARTY TRANSACTIONS

Highland neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein.

UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED NOVEMBER 30, 2002

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	November 30, 2002	August 31, 2002
ASSETS	(unaudited)

Current assets
Cash	$0	$ 1,976

Total current assets	$0	$ 1,976

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$45	$ 2,000
Advances - Shareholders	$2,000	$0
Total current liabilities	$2,045	2,000

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 25,000,000 shares authorized, 1,950,000 shares issued and outstanding	1,950	1,950
Additional paid in capital	50	50
Deficit accumulated during the development stage	4,045	(2,024)
Total Stockholders' Equity (Deficit)	(2,045)	(24)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$0	$ 1,976

See notes to interim condensed financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Three Months Ended November 30, 2002 (unaudited)

2002

General and administrative	$ 2,021

Net loss	$ (2,021)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average shares outstanding:
Basic and diluted	1,950,000

See notes to interim condensed financial statements.

HIGHLAND CLAN CREATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Three Months Ended November 30, 2002 (unaudited)

2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,021)
Adjustments to reconcile net deficit to cash used:
By operating activities:
Net Change in:
Accounts Payable	(1,955)
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder advances, net	2,000

NET INCREASE (DECREASE) IN CASH	(1,976)

Cash, beg. of period	1,976

Cash, end of period	$0

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	0
Income taxes paid	0

See notes to interim condensed financial statements.

HIGHLAND CLAN CREATIONS, CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Highland Clan Creations, Corp. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2002 as reported in Form SB-2, have been omitted.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Highland is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of Highland, filed as Exhibit 3.1 to this Prospectus.

  Article IX of the Bylaws of Highland, filed as Exhibit 3.2 to this Prospectus.

  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Highland responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be the fullest extent permitted by the laws of the State of Nevada.

Nevada Revised States, Chapter 28 contains similar provisions to our Articles and Bylaws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities Exchange Commission, indemnification is against public policy, as expressed in the Act and is therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by Highland, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes	$ 100.00 1,000 4,000.00 25,000.00 0.00
State Taxes Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expense TOTAL	0.00 3,000.00 2,000.00 400.00 $35,500.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, Highland has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Brett R. McMullin 850 Erin Place Edmonton, Alberta T5T 1M6	August 29, 2002	1,950,000	Cash of $1,950

We issued the foregoing restricted shares of common stock to Ms. McMullin under Section 4(2) of the Securities Act of 1933. Ms. McMullin is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
* 3.1	Articles of Incorporation
* 3.2	Bylaws
* 4.1	Specimen Stock Certificate.
* 5.1	Opinion of Sutton Lawrence LLP, regarding the legality of the Securities being registered.
**5.1.1	Opinion of Sutton Lawrence LLP, regarding the legality of the Securities being registered.
***5.1.2	Opinion of Sutton Lawrence LLP, regarding the legality of the Securities being registered.
* 23.1	Consent of Malone & Bailey PLLC, Certified Public Accountants.
**23.1.1	Consent of Malone & Bailey PLLC, Certified Public Accountants.
***23.1.2	Consent of Malone & Bailey PLLC, Certified Public Accountants.
* 23.2	Consent of Sutton Lawrence LLP (included in Exhibit 5.1)
**23.2.1	Consent of Sutton Lawrence LLP (included in Exhibit 5.1.1)
***23.1.2	Consent of Sutton Lawrence LLP (included in Exhibit 5.1.2)
* 99.1	Subscription Agreement.
* Filed in the Form SB-2 Registration Statement dated November 12, 2002
** Filed in the Form SB-2 Registration Statement dated January 18, 2003
*** Filed in the Form SB-2 Registration Statement dated March 12, 2003

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Highland has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Highland of expenses incurred or paid by a director, officer or controlling person of Highland in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Highland will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We, the undersigned, hereby undertake:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Highland certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edmonton, Canada on this 4th day of June, 2003.

HIGHLAND CLAN CREATIONS CORP.

BY: /s/ Brett R. McMullin
Brett R. McMullin
President, Treasurer, Secretary and a
member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Brett R. McMullin Brett R. McMullin	President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	June 4, 2003